EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of the registrant with the respective state of organization as of December 31, 1999:

                           Subsidiary                          State
                           ----------                          -----
         Wellsford Real Properties, Inc.................      Maryland
         Wellsford Capital..............................      Maryland
         Wellsford Capital Properties, L.L.C............      Delaware
         Wellsford Finance, Inc.........................      Maryland
         Wellsford Broomfield, L.L.C....................      Colorado
         Belford Capital Holdings, L.L.C................      Delaware
         Belford Capital Management, L.L.C..............      Delaware
         Belford Capital Group, L.L.C...................      Delaware
         BPC Company, L.L.C.............................      Delaware
         Wellsford CRC Holding Corp.....................      Maryland
         Creamer Realty Consultants.....................      New York
         Creamer Vitale Wellsford L.L.C.................      Delaware
         Wellsford Sonterra L.L.C.......................      Arizona
         Wellsford Park Highlands Corp..................      Colorado
         Park at Highlands L.L.C........................      Colorado
         Red Canyon at Palomino Park L.L.C..............      Colorado
         Silver Mesa at Palomino Park L.L.C.............      Colorado
         Green River at Palomino Park L.L.C.............      Colorado
         Palomino Park Telecom L.L.C....................      Colorado
         Palomino Park Public Improvements Corp.........      Colorado
         Parkside Cafe at Palomino Park, Inc............      Colorado
         Wellsford Commercial Properties Trust..........      Maryland
         Wellsford/Whitehall  Group, L.L.C..............      Delaware
         Wellsford Ventures, Inc........................      Maryland